- -                                  -        SOUTH STREET FINANCIAL CORP.
                                       =======================================
                                        HOLDING COMPANY FOR HOME SAVINGS BANK
                                                 OF ALBEMARLE, S.S.B.

                                                   STOCK ORDER FORM

                                        NOTE: Please read the Stock Order Form
                                        Instructions and Guide on the back as
- -                                  -           you complete this form.

DEADLINE: The Subscription Offering will expire at 12:00 noon, Eastern Time, on September 17, 1996, unless extended.
- --------------------------------------------------------------------------------
 (1) Number of Shares         Subscription Price         (2) Total Payment Due
 ------------------------                                -----------------------
                           X        $10.00          =
 ------------------------                                -----------------------
 The minimum number of shares that may be subscribed for is 50 shares and the maximum is 40,000, except for purchases by the Employee Stock Ownership Plan of Home Savings Bank of Albemarle, S.S.B. ("Home Savings"). The maximum purchase limit is subject to possible change. See the Stock Order Form Instructions and Guide on the back of this form and the Prospectus.
- --------------------------------------------------------------------------------
METHOD OF PAYMENT                       IMPORTANT PURCHASER INFORMATION
(3) [_] Enclosed is a check,    (5) a [_] Check here if you were a depositor
        bank draft or money               of Home Savings on December 31,
        order made payable to             1994 (the Eligibility Record Date).
        South Street Financial            Enter information below for all
        Corp. in the amount               deposit accounts that you had at
        of:                               Home Savings on December 31, 1994.
    ----------  Cash can be     (5) b [_] Check here if you were a depositor
    $           used only if              of Home Savings on June 30, 1996
                presented in              (the Supplemental Eligibility
    ----------  person at any             Record Date). Enter information
                Home Savings              below for all deposit accounts that
                office.                   you had at Home Savings on June 30,
                                          1996.
                                (5) c [_] Check here if you were a borrower
                                          from Home Savings on July 31, 1996
(4) [_] The undersigned                   (the Voting Record Date) or a
        authorizes withdrawal             depositor of Home Savings who did not
        from this (these)                 have a deposit on December 31, 1994
        account(s) at Home                or June 30, 1996. Enter information
        Savings. Please                   below for all loan and deposit
                 ------                   accounts that you had at Home Savings
        contact the Stock                 on July 31, 1996 (the Voting Record
        -----------------                 Date).
        Information Center      (5) d [_] State in which you reside:___________
        ------------------
        prior to September 10,        Account Title    Deposit  Loan   Account
        ----------------------     (Names on Accounts) Account Account  Number
        1996 if you wish to     ------------------------------------------------
        -------------------                              [_]     [_]
        use your Home Savings   ------------------------------------------------
        ---------------------                            [_]     [_]
        IRA for stock purchase  ------------------------------------------------
        ----------------------                           [_]     [_]
                                ------------------------------------------------
Account Number     Amount                                [_]     [_]
- -----------------------------   ------------------------------------------------
                 $
- -----------------------------
                 $
- -----------------------------
                 $
                 ------------
Total Withdrawal $
Amount           ------------

There is no penalty for early withdrawals used for stock payment.

           STOCK REGISTRATION (SEE BACK UNDER STOCK OWNERSHIP GUIDE)

(6) Form of Stock Ownership:
    [_] Individual   [_] Joint tenants  [_] Tenants in common  [_] Uniform
                         with right of                             Transfer
                         survivorship                              to Minors
    [_] Fiduciary    [_] Corporation or [_] Other
        i.e. trust,      Partnership             --------------------------
        estate, etc.)
- --------------------------------------------------------------------------------
(7) Name(s) in which your stock is to be registered  Social Security No. or
    (Please Print Clearly)                           Tax ID No.

- -------------------------------------------------------------------------------
Name(s) continued

- -------------------------------------------------------------------------------
Street Address            City                 County         State       Zip
                                                                          Code

- --------------------------------------------------------------------------------
(8) Telephone Information   Daytime Phone               Evening Phone
                            (   )                       (   )
                            -----------------------     ------------------------
NASD AFFILIATION
(9) [_] Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with a NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which a NASD member or person associated with a NASD member has a beneficial interest.
To comply with conditions under which an exemption from the NASD's
Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box: (i) that you are an eligible purchaser in Home Savings' mutual to stock conversion, (ii) not to sell, transfer or hypothecate the stock for a period of three months following issuance, and (iii) to report this subscription in writing to the applicable
NASD member within one day of payment therefor.

ACKNOWLEDGMENT
(10) To be effective in the Subscription Offering, this fully completed Stock Order Form must be actually received by Home Savings no later than 12:00 noon, Eastern time on September 17, 1996, unless extended; otherwise this Stock Order Form and all subscription rights will be void. Completed Stock Order Forms, together with the required payment or withdrawal authorization, may be delivered to any Home Savings' office or may be mailed to the Post Office Box indicated on the enclosed business reply envelope. All rights exercisable hereunder are not transferable and shares purchased upon exercise of such rights must be purchased for the account of the person exercising such rights.

It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Amended and Restated Plan of Holding Company Conversion ("Plan of Conversion") of Home Savings described in the accompanying Prospectus. If the Plan of Conversion is not approved by the voting members of Home Savings at a Special Meeting to be held on September 17, 1996, or any adjournment thereof, all orders will be cancelled and funds received as payment, with accrued interest, will be returned promptly. The undersigned agrees that after receipt by Home Savings, this Stock Order Form may not be modified, withdrawn or cancelled (unless the Conversion is not completed within 45 days of the completion of the Subscription Offering) without Home Savings' consent and if authorization to withdraw from deposit accounts at Home Savings has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.

APPLICABLE FEDERAL REGULATIONS PROHIBIT ANY PERSON FROM TRANSFERRING OR ENTERING INTO ANY AGREEMENT DIRECTLY OR INDIRECTLY TO TRANSFER THE LEGAL OR BENEFICIAL OWNERSHIP OF CONVERSION SUBSCRIPTION RIGHTS, OR THE UNDERLYING SECURITIES TO THE ACCOUNT OF ANOTHER. HOME SAVINGS AND SOUTH STREET FINANCIAL CORP. WILL PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES IN THE EVENT THEY BECOME AWARE OF THE TRANSFER OF CONVERSION SUBSCRIPTION RIGHTS AND WILL NOT HONOR ORDERS KNOWN BY THEM TO INVOLVE SUCH TRANSFER.

I ACKNOWLEDGE THAT THE COMMON STOCK OFFERED IS NOT A SAVINGS OR DEPOSIT ACCOUNT AND IS NOT INSURED BY THE SAVINGS ASSOCIATION INSURANCE FUND, THE BANK INSURANCE FUND, THE FEDERAL DEPOSIT INSURANCE CORPORATION, OR ANY OTHER GOVERNMENT AGENCY, MAY LOSE VALUE AND IS NOT GUARANTEED BY SOUTH STREET FINANCIAL CORP. OR HOME SAVINGS.

I ALSO ACKNOWLEDGE RECEIPT OF A PROSPECTUS DATED      , 1996.

            A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED BELOW

Under penalty of perjury, I certify that the Social Security or Tax ID Number and the information provided in this Stock Order Form are true, correct and complete, that I am not subject to back-up withholding and that I am purchasing for my own account and that there is no agreement or understanding regarding the transfer of my subscription rights or the sale or transfer of these shares and that I have received a copy of the Prospectus and am aware of the risks associated with an investment in South Street Financial Corp.

SIGNATURE(S)
- --------------------------------------------------------------------------------
   (11) Signature             Date       Signature                 Date

- --------------------------------------------------------------------------------
          FOR OFFICE USE ONLY
- --------------------------------------        STOCK INFORMATION CENTER
 Date              Category # ______   HOME SAVINGS BANK OF ALBEMARLE, S.S.B.
 Received _ /_ /_                                155 W. SOUTH STREET
 Batch # _________ Deposit _________       ALBEMARLE, NORTH CAROLINA 28002
 Order # _________ Date Input  /_ /              (704)    -
- --------------------------------------

                         SOUTH STREET FINANCIAL CORP.
- -------------------------------------------------------------------------------
                             SUBSCRIPTION OFFERING
                               STOCK ORDER FORM
                            INSTRUCTIONS AND GUIDE
- -------------------------------------------------------------------------------

- ---------------------
STOCK OWNERSHIP GUIDE
- ---------------------

INDIVIDUAL

Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.

JOINT TENANTS WITH RIGHT OF SURVIVORSHIP

Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

TENANTS IN COMMON

Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

UNIFORM TRANSFER TO MINORS

Stock may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Acts of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Transfer to Minors Act is "Unif Tran Min Act". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the North Carolina Uniform Transfer to Minors Act will be abbreviated John Doe, CUST Susan Doe Unif Tran Min Act, NC (use minor's social security number).

FIDUCIARIES

Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

 * The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title
   (name). If an individual and a corporation, list the corporation's title before the individual.
 * The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
 * A copy and description of the document governing the fiduciary relationship, such as living trust agreement or court order. Without documentation establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.
 * The date of the document governing the relationship except that the date of a trust created by a will need not be included in the description.
 * The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.

You may mail your completed Stock Order Form in the envelope that has been provided, or you may deliver your Stock Order Form to either banking office of Home Savings. In order to purchase stock in the Subscription Offering, your Stock Order Form, properly completed, and payment in full (or withdrawal authorization) at the Subscription Price of $10 per share must be received by Home Savings no later than 12:00 noon, Eastern Time, on September 17, 1996, unless such date is extended, or your Stock Order Form will become void. Stock Order Forms shall be deemed received only upon actual receipt at either banking office of Home Savings.

If you need further assistance, please call the Stock Information Center at
(704) . We will be pleased to help you with the completion of your Stock Order Form or answer any questions you may have.

ITEM INSTRUCTIONS
- -----------------
ITEMS 1 AND 2--

Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares purchased by the Subscription Price of $10.00 per share. The minimum purchase is 50 shares. The maximum purchase by any person (or persons exercising Subscription Rights through a single account) or entity (other than Home Savings Employee Stock Ownership Plan), or persons acting in concert is 40,000 shares. In addition, no person, together with associates, or group of persons acting in concert, may purchase more than 100,000 shares. The Board of Directors of Home Savings has the right to (i) reduce the maximum purchase limitation to an amount not less than one percent of the shares of common stock issued in the Conversion or (ii) increase the maximum purchase limitation to an amount of up to five percent of the shares of common stock issued in the Conversion. Any change in the maximum purchase limitation may occur at any time prior to consummation of the Conversion, either before or after September 17, 1996. If the maximum purchase limitation is increased, any subscriber who has subscribed for 40,000 shares, and certain other large subscribers in the discretion of South Street Financial Corp., will be given the opportunity to increase their subscriptions up to the higher maximum purchase limitation. South Street Financial Corp. and Home Savings reserve the right to reject any order received in the Community Offering, in whole or in part.

The Holding Company and Home Savings also have the right to reject the order of any subscriber who (i) submits false or misleading information on a Stock Order Form or otherwise, (ii) attempts to purchase shares in violation of the Plan of Conversion or applicable law or (iii) fails to cooperate with attempts to verify information with respect to purchase rights.

ITEM 3--

Payment for shares may be made in cash (only if delivered by you in person) or by check, bank draft or money order made payable to South Street Financial Corp. Your funds will earn interest at the Home Savings current passbook savings rate until the Conversion is completed or terminated. DO NOT MAIL CASH TO PURCHASE STOCK! Please check this box if your method of payment is by cash, check, bank draft or money order.

ITEM 4--

If you pay for your stock by a withdrawal from a Home Savings deposit account, insert the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account. If you wish to use your IRA currently at Home Savings, you must call the Stock Information Center prior to September 10, 1996 and complete all paperwork required no later than September 10, 1996.

ITEM 5--

a. Please check this box if you were a depositer of Home Savings on December 31, 1994 (the Eligibility Record Date). You must list the full title and account numbers of all accounts you had on this date in order to insure proper identification of your purchase rights and preferences.

b. Please check this box if you were a depositor of Home Savings on June 30, 1996 (the Supplemental Eligibility Record Date). You must list the full title and account numbers of all accounts you had on this date in order to insure proper identification of your purchase rights and preferences.

c. Please check this box if you are a borrower from Home Savings. If you were a borrower from Home Savings on July 31, 1996 (the Voting Record Date), you must list the name of all borrowers on your loan accounts and the loan account number for all loan accounts that you had at such date in order to insure proper identification of your purchase rights and preferences.

d. You must list the state in which you reside.

ITEMS 6,7 AND 8--

The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of your common stock. Please complete items 6, 7 and 8 as fully and accurately as possible, and be certain to supply your social security number or tax identification number and your daytime and evening telephone number(s). We will need to call you if we cannot execute your order as given. If you have any questions or concerns regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described under "Stock Ownership Guide."

ITEM 9--

Please check this box if you are a member of the NASD or if this item otherwise applies to you.

ITEMS 10 AND 11--

Please sign and date the Stock Order Form where indicated. Review the Stock Order Form carefully before you sign, including the acknowledgement. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds. If you have any remaining questions, or if you would like assistance in completing your Stock Order Form, you may call the Stock Information Center. The Stock Information Center phone number is
(704)       .